UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): July 15, 2004

3D Systems Corporation

(Exact name of the registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26081 Avenue Hall Valencia, California 91355
(Address of principal executive offices)

Registrant’s telephone number, including area code: (661) 295-5600

N/A
(Former name or former address, if changed since last report)

Item 5.           Other Events and Regulation FD Disclosure.

On July 16, 2004, 3D Systems Corporation announced that it entered into a two-year secured revolving credit agreement with Silicon Valley Bank, providing for up to $15 million of borrowings and including letter of credit and foreign exchange facilities.  The press release announcing the agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2004	3D Systems Corporation

	By:	/s/ Robert M. Grace, Jr.
Name: Robert M. Grace, Jr.
Title: Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 16, 2004 announcing execution of credit agreement with Silicon Valley Bank.